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ARTICLE VI

Indemnification

     Section 1. Indemnification Against Underlying Liability. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

     Section 2. Successful Defense. To the extent that an Agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

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     Section 3.  Determination of Conduct. Subject to any rights under any contract between the Corporation and any Agent, any indemnification against underlying liability provided for in Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such independent quorum is not obtainable, by majority vote of a committee duly designated by the full Board of Directors (in which designation directors who are parties may participate), consisting solely of one or more directors not at the time parties to the proceeding; (c) by special legal counsel (1) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (2) if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of directors (in which selection directors who are parties may participate); or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Notwithstanding the foregoing, an Agent shall be able to contest any determination that the Agent has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

     Section 4. Payment of Expenses in Advance. Expenses incurred in defending or settling a civil, criminal, administrative or investigative action, suit or proceeding by an Agent who may be entitled to indemnification pursuant to Section 1 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by the Agent of his good faith belief that he has met the applicable standard of conduct set forth in Section 1 of this Article and a written undertaking by or on behalf of the Agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the foregoing, such expenses shall not be advanced if the Corporation conducts the determination of conduct procedure referred to in Section 3 of this Article and it is determined from the facts then known that the Agent will be precluded from indemnification against underlying liability because he has failed to meet the applicable standard of conduct set forth in Section 1 of this Article. The full Board of Directors (including directors who are parties) may authorize the Corporation to implement the determination of conduct procedure, but such procedure is not required for the advancement of expenses. The full Board of Directors (including directors who are parties) may authorize the Corporation to assume the Agent's defense where appropriate, rather than to advance expenses for such defense.

     Section 5. Indemnity Not Exclusive. The indemnification against underlying liability, and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official

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capacity and as to action in another capacity while holding such office.

     Section 6. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the Corporation, or is or was serving at the request of the Corporation as an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 7. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 8. Application of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act during, before or after the adoption hereof, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of any person to indemnification and advancement of expenses shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

     Section 9. Indemnification Payments. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action. Such payments shall be reported to the shareholders of the Corporation before or with the notice of the next shareholders' meeting.

     Section 10. Full Indemnity. Notwithstanding the foregoing, the directors of the Corporation shall be entitled to the fullest indemnification by the Corporation permitted under applicable law.

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